Exhibit 10.8

MINING PROPERTY ACQUISITION AGREEMENT

THIS AGREEMENT is dated for reference (“November 27th”), 2013

BETWEEN:
DNA CANADA INC., a company having an address at 9125 rue Pascal-Gagnon, Montréal, Quebec, Canada, H1P 1Z4, herein represented by Ronald Mann duly authorized as he so declares;

 (the “Purchaser” or the “Company”);

AND:

EXCEL GOLD MINING INC., a company having an address at 1155 Réné-Lévesque Boulevard West, Suite 2500, Montréal, Quebec, Canada, H3B 2K4 herein represented by Martin Harvey duly authorized as he so declares;

(the “Vendor”);

INTERVENTION:

ANDRÉ ALLARD & ASSOCIÉS INC., a company having an address at 1435, St-Alexandre, Montreal, Quebec, Canada, H3A 2G4 herein represented by André Allard duly authorized as he so declares;

(the “Trustee”).

WHEREAS:

A.                         The Vendor is the registered beneficial owner of an undivided one hundred percent (100%) interest in and to those certain mineral interests which are more particularly described in Schedule “A” attached hereto (the “Property”);

B.                          The Vendor filed a Notice of Intention to make a Proposal (the “Notice”) according to the Bankruptcy  and Insolvency Act  on November 7th, 2013 (a copy of the Notice is attached hereto as Schedule “D”);

C.                         The Vendor wishes to sell to the Purchaser an undivided one hundred percent (100%) interest in and to the Property and any deposits of minerals on the Property, and the Purchaser wishes to acquire the same on the terms and subject to the conditions as are more particularly set forth herein.

D.                         The Vendor and the Purchaser entered into the Excel/ DNA Binding Letter of Intent dated August 22, 2013 and attached hereto as Schedule “C” (the “Binding Letter of Intent” or “BLOI”).

THEREFORE in consideration of the mutual covenants and agreements in this Agreement, the parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1                         For the purposes of this Agreement:

(a)
“Affiliate” means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a party to this Agreement. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise;

(b)	“Effective Date” or “Closing Date” means November 27th, 2013;

(c)	“Payment” means the payments contemplated in paragraph 3.2;

(d)	“Property” means properties in Quebec, more particularly described in Schedule “A” of this Agreement;

(e)
“Property Rights” means all licences, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties, either before or after the date of this Agreement, and necessary for the development of the Property or for the purpose of placing the Property into production or of continuing production on the Property; and

(f)
“Shares” means fully paid and non-assessable common shares in the share capital of DNA Precious Metals Inc., issued pursuant an Securities and Exchange Commission (“SEC”) exemption or any other securities legislation which is applicable to the Shares issued in relation to the contemplated transaction contained herein.

1.2                         For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)	“this Agreement” means this mining acquisition agreement and all Schedules attached hereto;

(b)	any reference in this Agreement to a designated “Section”, “Schedule”, “paragraph” or other subdivision refers to the designated section, schedule, paragraph or other subdivision of this Agreement;

(c)	the words “herein” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement;

(d)
any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulation;

(e)	any reference to “party” or “parties” means the Vendor, the Purchaser, or all, as the context requires;

(f)	the headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement; and

(g)	all references to currency refer to Canadian dollars.

1.3                        The following are the Schedules to this Agreement, and are incorporated into this Agreement by reference:

Schedule “A”:    List of Mining Assets

Schedule “B”:     Deed of Immovable Hypothec and Subrogation documents from DNA

Schedule “C”:     Binding Letter of Intent

Schedule “D”: Notice of Intention to File a Proposal

2.	REPRESENTATIONS AND WARRANTIES OF THE VENDOR AND THE PURCHASER

2.1                        The Vendor represents and warrants to the Purchaser that:

(a)	the Vendor is the beneficial owner of it’s interest in the Property and the Vendor has the full right, power, capacity and authority to enter into, execute and deliver this Agreement;

(b)
the Property is free and clear of, and from, all liens, charges and encumbrances, save and except for an immovable hypothec (the “Immovable Hypothec”) dated December 12, 2011 and published under number SIXTEEN THOUSAND THREE HUNDRED SEVENTEEN (16 317) of the minutes of Me Philip Friedman, notary in Montreal, Québec, whereas Spiegel Sohmer inc. is the creditor of Excel Gold Mining Inc. in the amount TWO HUNDRED TWENTY-FIVE THOUSAND DOLLARS ( $ 225,000). The rights attached to such Immovable Hypothec was duly transferred by way of an Assignment of a Deed of Hypothec to  the Company on November 14th , 2013, enabling the Company to claim the right of being a hypothecary creditor by way of subrogation, the whole as provided for in articles 1651-1659 of the Civil Code;

(c)
the Vendor holds all permits, licences, consents and authorities issued by any government or governmental authority which are necessary in connection with the ownership and operation of its business and the ownership of the Property;

(d)
the Property has been properly staked, located and recorded pursuant to the applicable laws and regulations of the Province of Quebec and all mining claims comprising the Property are in good standing;

(e)
there is no adverse claim or challenge against or to the ownership of or title to any part of the Property and, to the best of the Vendor’s knowledge there is no basis for such adverse claim or challenge which may affect the Property; and

(f)
Save and except for the Notice that was filed, the consummation of the transactions contemplated by this Agreement does not and will not conflict with, constitute a default under, result in a breach of, entitle any person or company to a right of termination under, or result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever upon or against the Property or assets of the Vendor, under its constating documents, any contract, agreement, indenture or other instrument to which the Vendor is a party or by which it is bound, any law, judgment, order, writ, injunction or decree of any court, administrative agency or other tribunal or any regulation of any governmental authority.

2.2                        The representations and warranties contained in paragraph 2.1 are provided for the exclusive benefit of the Purchaser, and a breach of any one or more representations or warranties may be waived by the Purchaser in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in paragraph 2.1 will survive the execution and delivery of this Agreement.

2.3                        The Purchaser represents and warrants to the Vendor that:

(a)	the Purchaser is a valid and subsisting corporation duly incorporated and in good standing under the laws of the state it was incorporated in;

(b)	the Purchaser has the full right, power, capacity and authority to enter into, execute and deliver this Agreement and to be bound by its terms;

(c)
the consummation of this Agreement will not conflict with nor result in any breach of its constating documents or any covenants or agreements contained in or constitute a default under any agreement or other instrument whatever to which the Purchaser is a party or by which the Purchaser is bound or to which the Purchaser may be subject;

(d)
no proceedings are pending for, and the Purchaser is unaware of any basis for, the institution of any proceedings leading to the placing of the Purchaser in bankruptcy or subject to any other laws governing the affairs of insolvent parties; and

(e)	the Purchaser has completed such due diligence on the Property as they have deemed necessary.

2.4                        The representations and warranties contained in paragraph 2.3 are provided for the exclusive benefit of the Vendor, and a breach of any one or more representations or warranties may be waived by the Vendor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in paragraph 2.3 will survive the execution and delivery of this Agreement.

3.	PURCHASE

3.1                        The Vendor hereby sells to the Purchaser a one hundred percent (100%) undivided interest in and to the Property and all minerals on the Property, on the terms and conditions set out herein;

3.2                        The consideration payable to André Allard & Associés Inc. In trust  on Closing pursuant to this Agreement shall consist in the issuance of 700,000 Shares of DNA Precious Metals Inc. upon Closing of the Transaction and $25,000 in cash (the “Consideration”).

3.3                        The Trustee acknowledges and warrants to the Company that if the actual transfer of the Property cannot be completed in favor of the Company within a period of no more than thirty (30) days from the execution of this Agreement, the Trustee will remit the consideration back to the Company without any deductions whatsoever. Notwithstanding the above, the Purchaser may in its sole and unfettered discretion, extend the time period for completion of the transfer of Property for such period of time as it determines.

4.	CONFIDENTIAL INFORMATION

4.1                        The terms of this Agreement and all information obtained in connection with the performance of this Agreement will be the exclusive property of the parties hereto and except as provided in paragraph 4.2, will not be disclosed to any third party or the public without the prior written consent of the other party, which consent will not be unreasonably withheld. The Purchaser may at its discretion issue a press release upon the execution of this Agreement.

4.2                        The consent required by paragraph 4.1 will not apply to a disclosure:

(a)	to an Affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed;

(b)	to any third party to whom the disclosing party contemplates a transfer of all or any part of its interest in this Agreement;

(c)	to a governmental agency or to the public which such party believes in good faith is required by pertinent laws or regulation or the rules of any applicable stock exchange;

(d)
to an investment dealer, broker, bank or similar financial institution, in confidence if required as part of a due diligence investigation by such financial institution in connection with a financing required by such party or its shareholders or affiliates to meet, in part, its obligations under this Agreement; or

(e)	in a prospectus or other offering document pursuant to which such party proposes to raise financing to meet, in part, its obligations under this Agreement.

(f)	Upon Execution of this Agreement the Purchaser may elect to file an 8k with the SEC and issue a press release forthwith.

5.	INDEMNITY

5.1                        The Vendor covenants and agrees with the Purchaser (which covenant and agreement will survive the execution, delivery and termination of this Agreement) to indemnify and save harmless the Purchaser against all liabilities, claims, demands, actions, causes of action, damages, losses, costs, expenses or legal fees suffered or incurred by the Purchaser, directly or indirectly, by reason of or arising out of any warranties or representations on the part of the Vendor herein being untrue or arising out of work done by the Vendor on or with respect to the Property.

5.2                        The Purchaser covenants and agrees with the Vendor (which covenant and agreement will survive the execution, delivery and termination of this Agreement) to indemnify and save harmless the Vendor against all liabilities, claims, demands, actions, causes of action, damages, losses, costs, expenses or legal fees suffered or incurred by reason of or arising out of any warranties or representations on the part of the Purchaser herein being untrue or arising out of the Purchaser and its duly authorized representatives accessing the Property.

6.	GOVERNING LAW

6.1                        This Agreement will be construed and in all respects governed by the laws of the Province of Québec and Federal Laws of Canada applicable thereto.

7.	NOTICES

7.1                        All notices, payments and other required communications and deliveries to the parties hereto will be in writing, and will be addressed to the parties as follows or at such other address as the parties may specify from time to time:

(a)	to the Purchaser:

DNA CANADA INC.

Attention Ronald Mann, CEO
9125 rue Pascal-Gagnon, Montréal, Québec, Canada, H1P 1Z4
(the “Purchaser”)

and:

(b)	to the Vendor:

EXCEL GOLD MINING INC.

Attention Martin Harvey, CFO\ with a copy to André Allard,
trustee in Bankruptcy

1155 Réné-Lévesque Boulevard West, Suite 2500, Montréal,
Québec, Canada, H3B 2K4

(the “Vendor”)

Notices must be delivered, sent by telex, telegram, telecopier or mailed by pre-paid post and addressed to the party to which notice is to be given. If notice is sent by telex, telegram or telecopier or is delivered, it will be deemed to have been given and received at the time of transmission or delivery. If notice is mailed, it will be deemed to have been received five business days following the date of the mailing of the notice. If there is an interruption in normal mail service due to strike, labour unrest or other cause at or prior to the time a notice is mailed the notice will be sent by telex, telegram or telecopier or will be delivered.

7.2                      Either party hereto at any time or from time to time notify the other party in writing of a change of address and the new address to which a notice will be given thereafter until further change.

8.	ENTIRE AGREEMENT

8.1                        This Agreement constitutes the entire agreement between the Vendor and the Purchaser and will supersede and replace any other agreement or arrangement, whether oral or in writing, previously existing between the parties with respect to the subject matter of this Agreement.

9.	CONSENT OR WAIVER

9.1                        No consent or waiver, express or implied, by either party hereto in respect of any breach or default by the other party in the performance by such other party of its obligations under this Agreement will be deemed or construed to be consent to or waiver or any other breach or default.

10.	FURTHER ASSURANCES

10.1                      The parties will promptly execute, or cause to be executed, all bills of sale, transfers, documents, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent and purpose of this Agreement or to record wherever appropriate the respective interests from time to time of the parties hereto in and to the Property.

11.	SEVERABILITY

11.1                      If any provision of this Agreement is or will become illegal, unenforceable or invalid for any reason whatsoever, such illegal, unenforceable or invalid provisions will be severable from the remainder of this Agreement and will not affect the legality, enforceability or validity of the remaining provisions of this Agreement.

12.	ENUREMENT

12.1                     This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

13.	AMENDMENTS

13.1                      This Agreement may only be amended in writing with the mutual consent of all parties.

14.	COUNTERPARTS

14.1                      This Agreement may be executed in any number of counterparts and by facsimile transmission with the same effect as if all parties hereto had signed the same document. All counterparts will be construed together and constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the ___ day of ____________________, 2013,

	DNA CANADA INC.		EXCEL GOLD MINING INC.

Per :	Ronald Mann	Per :	Martin Harvey

INTERVENTION:

ANDRÉ ALLARD & ASSOCIÉS INC.

Per :	André Allard

SCHEDULE A –
LIST OF MINING ASSETS

Mining Lease: BM748;

Mining Concession: CM410.

SCHEDULE B –
DEED OF IMMOVABLE HYPOTHEC AND ASSIGNMENT OF DEED OF HYPOTHEC IN FAVOR OF COMPANY

SCHEDULE C–
BINDING LETTER OF INTENT

SCHEDULE D

NOTICE OF INTENTION TO FILE A PROPOSAL